Calculation of Filing Fee Tables
S-3
MCCORMICK & CO INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)	223,898	$ 53.72	$ 12,027,800.56	0.0001381	$ 1,661.04
Fees to be Paid	2	Equity	Common Stock Non-Voting, par value $0.01 per share	457(r)	580,870	$ 53.47	$ 31,059,118.90	0.0001381	$ 4,289.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 43,086,919.46		$ 5,950.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,950.31
Offering Note
[1]	Amount Registered: In accordance with Rule 416 under the Securities Act of 1933, as amended, the Registrant registers such indeterminate number of additional shares of Common Stock and Common Stock Non-Voting as may be issued in connection with share splits, share dividends or similar transactions. Amount of Registration Fee: The registration fee relates to Registration Statement on Form S-3 (333-293630) filed by the Registrant on February 20, 2026. Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price: Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 20, 2026.

[2]	Amount Registered: In accordance with Rule 416 under the Securities Act of 1933, as amended, the Registrant registers such indeterminate number of additional shares of Common Stock and Common Stock Non-Voting as may be issued in connection with share splits, share dividends or similar transactions. Amount of Registration Fee: The registration fee relates to Registration Statement on Form S-3 (333-293630) filed by the Registrant on February 20, 2026. Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price: Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock Non-Voting as reported on the New York Stock Exchange on March 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $43,086,919.46. The prospectus is a final prospectus for the related offering.